UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

First Bancorp of Indiana, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-29814	35-2061832
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5001 Davis Lant Drive, Evansville, Indiana 47715
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 492-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 20, 2007, First Bancorp of Indiana, Inc. issued a press release in which it announced its results of operations for the quarter ended March 31, 2007. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, E. Harvey Seaman III notified First Bancorp of Indiana, Inc. (the “Company”) that, effective as of June 30, 2007, he is resigning from the Board of Directors of the Company and its wholly-owned subsidiary, First Federal Savings Bank (the “Bank”). Mr. Seaman stated that his resignation is due to the demands of his business and not to any disagreement with the Company or the Bank or any concerns relating to the operations, policies or practices of either the Company or the Bank.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description
99.1	Press release dated April 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp of Indiana, Inc.

Date: April 23, 2007	By:	/s/ Michael H. Head
Michael H. Head
President and Chief Executive Officer